Exhibit 23.5


                          [LETTERHEAD OF MEDIA METRIX]


July 20, 1998


The undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of 24/7 Media, Inc. and any amendment thereto.





                               /s/ S.D. McFarland
Name:  S.D. McFarland
Title: Sr. VP/GM
Date:  July 20, 1998